CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statement of AMCON Distributing Company on Form S-8 of our report dated November 22, 2000, except for paragraph 5 of Note 8, for which the date is December 22, 2000, relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated November 22, 2000 relating to the financial statement schedules which appears in this Annual Report on Form 10-K.


PRICEWATERHOUSECOOPERS LLP


Omaha, Nebraska
December 28, 2000